Exhibit 10.1

CONSOL Energy Inc.
Consol Plaza
1800 Washington Road
Pittsburgh, PA 152411405

phone: 412/831-4517
Fax: 412/831-4930

e-mail: jerryrichey@consolenergy.com
Web: www.consolenergy.com

P. JEROME RICHEY
Senior Vice President and General Counsel

July 24, 2007

Mr. Ronald E. Smith

141 Druid Drive

McMurray, PA 15317

Dear Ron:

This letter will summarize our agreement regarding your claim for an accrued benefit under the Retirement Restoration Plan (the “Plan”) of CONSOL Energy, Inc. (“CONSOL”) based on your 2006 compensation from CNX Gas Corporation (the “Company”), as well as certain other matters.

On behalf of the executive management of CONSOL, I want to thank you for your outstanding contributions to CONSOL and to the Company during your many years of service and wish you a healthy and happy retirement.

CONSOL agrees to pay you as a lump sum $1,144,863.05, less deductions required by law (the “Payment”), within seven (7) business days of the execution of this letter. You understand that you are responsible for all taxes on the Payment and are in agreement with the form and timing of the Payment. The Payment is made in exchange for the promises contained in this letter, and also in connection with resolution of a disputed claim. The disputed claim is described in a letter dated February 12, 2007 from your attorney Gary Gunnett to CONSOL, and is incorporated herein by reference. You essentially believe that your benefit for purposes of the Special Election under section IIIF of the Plan that you received earlier this year was not calculated correctly and that the payment you received should have been higher.

In consideration of the Payment, you acknowledge and agree as follows:

(1) effective March 26, 2007, you elected to retire from the Company.

(2) you have no further claim for any monies or benefits whatsoever arising out of the Plan and you are not entitled to any other “top hat” or non-qualified deferred compensation benefits or payments, or severance or termination benefits from CONSOL or the Company (or any plan CONSOL or the Company may sponsor), either now or in the future. Your claim for benefits as set forth in the February 12, 2007 letter is hereby forever withdrawn without the ability to refile. In addition, you acknowledge that you have no right to or accrued benefits in the Supplemental Retirement Plan approved and adopted by the Board of Directors of CONSOL Energy Inc. at its December 5, 2006 meeting, effective January 1, 2007.

Mr. Ronald E. Smith

July 24, 2007

(3) you confirm you are unaware of any fact or information to support any claim, demand, obligation, liability, damage or cause of action against CONSOL, the Company, their related companies or the Plan, and their current and former directors, officers, agents, administrators and employees. Without limiting the generality of the foregoing, you confirm that you do not know of any alleged violation of any express or implied contract or state law, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Sarbanes Oxley Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, and any other state, federal or local law, rule or regulation. You further confirm that you were not constructively discharged from your employment with the Company and have no right to be employed by CONSOL or the Company.

We appreciate your willingness to make yourself available at reasonable times, upon reasonable notice, for business consultations or for depositions or court appearances or to otherwise assist and cooperate with CONSOL and the Company and any lawyers, consultants or other person that CONSOL and the Company may designate in the investigation, defense and/or settlement of any asserted or threatened litigation, administrative proceedings and/or administrative investigations against or concerning CONSOL and the Company, including truthfully testifying in connection with any such matter which arose prior to the date hereof and as to which you obtained direct or indirect knowledge or information during your tenure with CONSOL and the Company. If your cooperation is not compelled by process of law and CONSOL and the Company require your assistance, then CONSOL or the Company shall pay reasonable compensation to you for your time, in an amount to be agreed upon by the parties, and shall reimburse you for your reasonable travel and other expenses incurred to assist CONSOL and the Company.

If the above is agreeable to you, please sign the enclosed copy of this letter and return it for me for our files.

Very truly yours,

/s/ P. Jerome Richey
P. Jerome Richey

ACKNOWLEDGED AND AGREED TO THIS
25th DAY OF July, 2007,
INTENDING TO BE LEGALLY BOUND HEREBY.

/s/ Ronald E. Smith

PJR/jm
Enclosure

cc: Gary J. Gunnett